UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 10, 2021, eBay Inc. (the “Company”) closed its sale of $2,500,000,000 aggregate principal amount of its senior unsecured notes, consisting of $750,000,000 aggregate principal amount of its 1.400% Notes due 2026 (the “2026 Notes”), $750,000,000 aggregate principal amount of its 2.600% Notes due 2031 (the “2031 Notes”) and $1,000,000,000 aggregate principal amount of its 3.650% Notes due 2051 (the “2051 Notes” and, together with the 2026 Notes and the 2031 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated May 3, 2021 among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc., as representatives of the underwriters named therein. The Notes were issued and sold under the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-236491) and a related prospectus supplement and prospectus filed with the Securities and Exchange Commission and pursuant to an Indenture dated as of October 28, 2010 (the “Indenture”), as supplemented and amended by a Supplemental Indenture dated as of October 28, 2010 (the “Supplemental Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee. The 2026 Notes, the 2031 Notes and the 2051 Notes are each sometimes referred to as a “series” of Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary indemnification provisions.

The Notes are redeemable at the option of the Company, at any time in whole or from time to time in part, at the applicable redemption prices specified in the respective forms of the Notes included in Exhibit 4.3 hereto.

In addition, if a Change of Control Triggering Event (as defined in the respective forms of the Notes included in Exhibit 4.3 hereto) occurs with respect to the Notes of any series, the Company will be required, subject to certain exceptions, to offer to repurchase the Notes of such series at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

The foregoing description of some of the terms of the Notes and the Underwriting Agreement are not complete and are subject to, and qualified in their entirety by reference to, the complete terms and conditions of the Underwriting Agreement, the Indenture, the Supplemental Indenture, the officers’ certificate establishing the form and terms of the Notes of each series the respective forms of the Notes of each series and the officers’ certificate related to the additional notes, which are filed or incorporated by reference, as the case may be, as Exhibits 1.1 and 4.1 through 4.6 hereto, and are incorporated herein by reference. In connection with the issuance of the Notes, Morrison & Foerster LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

On May 3, 2021, the Company issued a press release announcing its agreement to sell the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement dated May 3, 2021 among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., as representatives of the several underwriters named therein
4.1	Indenture dated as of October 28, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 28, 2010)
4.2	Supplemental Indenture dated as of October 28, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 28, 2010)
4.3	Officers’ Certificate dated as of May 10, 2021, establishing the forms and terms of the Notes.
4.4	Form of 1.400% Note due 2026 (included in Exhibit 4.3)
4.5	Form of 2.600% Note due 2031 (included in Exhibit 4.3)
4.6	Form of 3.650% Note due 2051 (included in Exhibit 4.3)
5.1	Opinion of Morrison & Foerster LLP relating to the Notes
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
99.1	Press release dated May 3, 2021 relating to the offering of the Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eBay Inc.

Date: May 10, 2021	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President & Deputy General Counsel, Corporate & Assistant Secretary